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                       EQUITY RESIDENTIAL PROPERTIES TRUST
                             CONSOLIDATED HISTORICAL
      EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO


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
                                                                                           HISTORICAL
                                                            ------------------------------------------------------------------------
                                                               3/31/00                3/31/99           12/31/99          12/31/98
                                                            ------------------------------------------------------------------------
                                                                                     (Amounts in thousands)
REVENUES
  Rental income                                           $          473,547             406,062  $       1,711,738 $     1,293,560
  Fee income - outside managed                                         1,298               1,234              4,970           5,622
  Interest income - investment in mortgage notes                       2,762               2,895             12,559          18,564
  Interest and other income                                            7,803               5,946             23,851          19,250
                                                            -----------------    ----------------   ----------------  --------------

     Total revenues                                                  485,410             416,137          1,753,118       1,336,996
                                                            -----------------    ----------------   ----------------  --------------

EXPENSES
  Property and maintenance                                           113,868              97,047            414,026         326,733
  Real estate taxes and insurance                                     48,334              42,048            171,289         126,009
  Property management                                                 18,914              14,201             61,626          53,101
  Fee and asset management                                             1,066                 867              3,587           4,279
  Depreciation                                                       111,886              96,901            408,688         301,869
  Interest:
     Expense incurred                                                 95,111              79,197            337,189         246,585
     Amortization of deferred financing costs                          1,341                 845              4,084           2,757
  General and administrative                                           6,698               5,767             22,296          20,631
                                                            -----------------    ----------------   ----------------  --------------

     Total expenses                                                  397,218             336,873          1,422,785       1,081,964
                                                            -----------------    ----------------   ----------------  --------------

Income before extraordinary items                         $           88,192   $          79,264  $         330,333 $       255,032
                                                            =================    ================   ================  ==============

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                     $           95,111   $          79,197  $         337,189 $       246,585
   Amortization of deferred financing costs                            1,341                 845              4,084           2,757
   Preferred distributions                                            28,388              29,377            113,196          92,917
                                                            -----------------    ----------------   ----------------  --------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $          124,840   $         109,419  $         454,469 $       342,259
                                                            =================    ================   ================  ==============

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $          184,644   $         159,306  $         671,606 $       504,374
                                                            =================    ================   ================  ==============

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS *                  $          294,725   $         254,778  $       1,074,072 $       801,065
                                                            =================    ================   ================  ==============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                         1.48                1.46               1.48            1.47
                                                            =================    ================   ================  ==============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                                 2.36                2.33               2.36            2.34
                                                            =================    ================   ================  ==============


------------------------------------------------------------------------------------------------------------------------------------


* Includes the Company's share of depreciation
       from Unconsolidated Properties                     $              105   $             276  $           1,009 $           183
                                                            =================    ================   ================  ==============

* Excludes non-real estate depreciation                   $           (1,567)  $          (1,705) $          (7,231)$        (5,361)
                                                            =================    ================   ================  ==============

* Excludes the minority interests' share of depreciation
       from Partially Owned Properties                    $             (343)  $               -  $               - $             -
                                                            =================    ================   ================  ==============

                                                                           HISTORICAL
                                                          --------------------------------------------------
                                                                 12/31/97        12/31/96       12/31/95
                                                          --------------------------------------------------
                                                                      (Amounts in thousands)
REVENUES
  Rental income                                            $      707,733  $      454,412 $       373,919
  Fee income - outside managed                                      5,697           6,749           7,030
  Interest income - investment in mortgage notes                   20,366          12,819           4,862
  Interest and other income                                        13,282           4,405           4,573
                                                             -------------   -------------  --------------

     Total revenues                                               747,078         478,385         390,384
                                                             -------------   -------------  --------------

EXPENSES
  Property and maintenance                                        176,075         127,172         112,186
  Real estate taxes and insurance                                  69,520          44,128          37,002
  Property management                                              26,793          17,512          15,213
  Fee and asset management                                          3,364           3,837           3,887
  Depreciation                                                    156,644          93,253          72,410
  Interest:
     Expense incurred                                             121,324          81,351          78,375
     Amortization of deferred financing costs                       2,523           4,242           3,444
  General and administrative                                       14,821           9,857           8,129
                                                             -------------   -------------  --------------

     Total expenses                                               571,064         381,352         330,646
                                                             -------------   -------------  --------------

Income before extraordinary items                          $      176,014  $       97,033 $        59,738
                                                             =============   =============  ==============

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                      $      121,324  $       81,351 $        78,375
   Amortization of deferred financing costs                         2,523           4,242           3,444
   Preferred distributions                                         59,012          29,015          10,109
                                                             -------------   -------------  --------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                             $      182,859  $      114,608 $        91,928
                                                             =============   =============  ==============

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                             $      299,861  $      182,626 $       141,557
                                                             =============   =============  ==============

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS *                   $      453,387  $      273,800 $       212,138
                                                             =============   =============  ==============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                      1.64            1.59            1.54
                                                             =============   =============  ==============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                              2.48            2.39            2.31
                                                             =============   =============  ==============


----------------------------------------------------------------------------------------------------------


* Includes the Company's share of depreciation
       from Unconsolidated Properties                      $            -  $            - $             -
                                                             =============   =============  ==============

* Excludes non-real estate depreciation                    $       (3,118) $       (2,079)$        (1,829)
                                                             =============   =============  ==============

* Excludes the minority interests' share of depreciation
       from Partially Owned Properties                     $            -  $            - $             -
                                                             =============   =============  ==============
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